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NORTHERN LIFE
A RELIASTAR COMPANY

Northern Life Insurance Company                              ANNE BROWN
1110 Third Avenue / P.O. Box 12530                           Contract Specialist
Seattle, Washington 98111-4530
(206) 292-1111


July 15, 1997


Honorable Bill Nelson                             NAIC CODE:
Insurance Commissioner and Treasurer              Group No.: 0534
State of Florida                                  Co. No.:  87734
Department of Insurance
200 East Gaines Street
Tallahassee, FL 32399-0300


Re: Form No. 13004(FL-PBC) 2-95, Contract Data Page for Flexible Premium Individual Deferred Annuity Contract
     Form No. 13059 3-97, Table of Sample Values Endorsement

Dear Commissioner Nelson:

Enclosed for filing are the required number of copies of the above-captioned forms. Form No. 13004(FL-PBC) 2-95, when combined with contract Form No. 13004(FL) 2-95 has a Flesch score of 63. Form No. 13059 3-97 has a Flesch score of 72.

Form No. 13004(FL-PBC) 2-95 is intended to replace the Contract Data Page previously filed for use with Form No. 13004(FL) 2-95 (FLA-95.17669, approved March 26, 1996) when that contract is sold to employees of the Palm Beach County School District ("District"). The differences between this data page (Form No. 13004(FL-PBC) 2-95) and the one previously filed with Form No. 13004(FL) 2-95 are as follows:

         1. We have amended the data page form number from Form No. 13004(FL) 2-95 to Form No. 13004(FL-PBC) 2-95 to differentiate the two versions of the Contract Data Page; and

         2. We have reduced the Withdrawal Charges shown on page 2B from 8% to 5% for the first six Contract Years. Thereafter, the Withdrawal Charges remain the same as previously filed.

Form No. 13059 3-97 is a new form which is intended to amend the Table of Sample Values in contract Form No. 13004(FL) 2-95 to reflect the Withdrawal Charge schedule for Contract Data Page 13004(FL-PBC) 2-95. This endorsement will only be attached to the contract when it is issued in conjunction with Contract Data Page 13004(FL-PBC) 2-95.

Florida Department of Insurance
July 15, 1997
Page Two


The District has imposed rules restricting the availability of certain contracts and carriers in an effort to reduce its payroll service expenses. The decrease in the number of carriers eligible to service the District has created a substantial savings in sales related costs to carriers, such as Northern Life, which can now be transferred back to the employees. Consequently, since Withdrawal Charges are intended to reimburse the Company for expenses relating to the sale of the Contracts and since the District has reduced Northern Life's sales related expenses for this contract, Northern Life can afford to reduce the Withdrawal Charges when this contract is sold to employees of the District. The District is a well defined class consisting of a group of employees all working for the same employer within the same geographic region.

The decrease in Withdrawal Charges afforded this group of employees via the enclosed endorsement and new Contract Data Page is done in accordance with the terms of Section 7I of the contract, Reduction in Withdrawal Charges, and the Prospectus, both of which were previously filed with your Department. The Prospectus states, "The Company may decrease or eliminate the Withdrawal Charge applicable to Contracts sold in certain circumstances if it estimates that its sales expenses will be lower." [April 30, 1997, Prospectus, p. 8.] Page 18 of the Prospectus further addresses the Company's right to reduce Withdrawal and Contract Charges under the Reduction of Charges section. Copies of the contract, Form No. 13004(FL) 2-95, and the relevant pages of the Prospectus, Form No. 15500 5-97, have been enclosed for reference purposes.

If this endorsement and Contract Data Page are satisfactory, we would appreciate receiving notification at your earliest convenience. We have enclosed the required number of postage-paid envelopes. If you have any questions or need additional information, please call me at (800) 426-7050, extension 2512.

Sincerely,



Anne Brown
Contract Specialist


Enclosures

                               CONTRACT DATA PAGE

                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED

                         TAX SHELTERED ANNUITY CONTRACT

PURCHASE PAYMENTS:

       Minimum Purchase Payment                     [$50]

       Purchase Payments are allocated to the Fixed Account and Separate Account One (the "Variable Account") as shown below unless changed as provided in this contract:

VARIABLE ACCOUNT

       [MUTUAL FUNDS]                                       INITIAL ALLOCATION
       [NORTHSTAR/NWNL TRUST]
       Northstar Income and Growth Fund                            [0%]
       Northstar Multi-Sector Bond Fund                            [0%]
       Northstar Growth Fund                                       [0%]

       [FIDELITY: VARIABLE INSURANCE PRODUCT FUND]
       Money Market Portfolio                                      [0%]
       Equity Income Portfolio                                     [0%]
       Growth Portfolio                                            [0%]
       Overseas Portfolio                                          [0%]

       [FIDELITY: VARIABLE INSURANCE PRODUCT FUND II]
       Asset Manager Portfolio                                     [0%]
       Asset Manager: Growth Portfolio                             [0%]
       Index 500 Portfolio                                         [0%]
       Contrafund Portfolio                                        [0%]

FIXED ACCOUNT

         Fixed Account A                                         [100%]
         Fixed Account B                                           [0%]
         --------------------------------------------------------------
         Total Allocation                                        [100%]

SPECIFIED CONTRACT ANNIVERSARY: Consecutive six year anniversary dates measured from the Issue Date.

                                OWNER: [John Doe]

                         ISSUE DATE: [December 1, 1995]

                           CONTRACT NO.: [VA00123456]



Form No. 13004(FL-PBC) 2-95          Page 2A

                               CONTRACT DATA PAGE

                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED

                         TAX SHELTERED ANNUITY CONTRACT



                           TABLE OF WITHDRAWAL CHARGES

              CONTRACT YEAR OF                       WITHDRAWAL CHARGE
                 WITHDRAWAL                             PERCENTAGE

                   1 - 6                                    5%
                     7                                      4%
                     8                                      3%
                     9                                      2%
                    10                                      1%
                    11+                                     0


OTHER CHARGES:

         Mortality Risk Charge:             [.85%] of the daily net asset value
         Expense Risk Charge:               [.40%] of the daily net asset value
         Administrative Charge:             [.15%] of the daily net asset value
         Annual Contract Charge:            [$30]



Form No. 13004(FL-PBC) 2-95          Page 2B

                                [GRAPHIC / LOGO]

                         NORTHERN LIFE INSURANCE COMPANY

                 P.O. Box 12530, Seattle, Washington 98111-4530

"We" are the Northern Life Insurance Company. "You" are the owner of an individual contract according to our records.

This Endorsement is a part of the contract to which it is attached by us. This Endorsement amends the contract by deleting the Table of Sample Guaranteed Withdrawal Values on page 14 and replacing it with the table shown below.

                  TABLE OF SAMPLE GUARANTEED WITHDRAWAL VALUES

                          10% PENALTY -   CONTRACT VALUE                TOTAL
CONTRACT YEAR  CONTRACT  FREE WITHDRAWAL    SUBJECT TO     WITHDRAWAL WITHDRAWAL
OF WITHDRAWAL   VALUE        AMOUNT      WITHDRAWAL CHARGE   CHARGE     VALUE
--------------------------------------------------------------------------------
      1          1,000          100             900            45         955
      2          2,030          203           1,827            91       1,939
      3          3,091          309           2,782           139       2,952
      4          4,184          418           3,765           188       3,995
      5          5,309          531           4,778           239       5,070
      6          6,468          647           5,822           291       6,177
      7          7,662          766           6,896           276       7,387
      8          8,892          889           8,003           240       8,652
      9         10,159        1,016           9,143           183       9,976
     10         11,464        1,146          10,317           103      11,361
     11         12,808          N/A          12,808             0      12,808
     12         14,192          N/A          14,192             0      14,192
     13         15,618          N/A          15,618             0      15,618
     14         17,086          N/A          17,086             0      17,086
     15         18,599          N/A          18,599             0      18,599
     16         20,157          N/A          20,157             0      20,157
     17         21,762          N/A          21,762             0      21,762
     18         23,414          N/A          23,414             0      23,414
     19         25,117          N/A          25,117             0      25,117
     20         26,870          N/A          26,870             0      26,870
                THESE FIGURES ARE ROUNDED TO THE NEAREST DOLLAR.


All other terms and conditions of this contract remain unchanged.

The Effective Date of this Endorsement is the Issue Date of the contract.


                                               /s/ Susan M. Bergen
                                                    Secretary


                       TABLE OF SAMPLE VALUES ENDORSEMENT


Form No. 13059  3-97